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                                                                   EXHIBIT 10.17

Date: February 16, 2001


To: Fred Horn
From: Rick Adam

The following represents the agreement between you and New Era of Networks, Inc. ("NEON") regarding the Change of Control Severance Agreement between you and NEON dated 9/25/00 attached hereto (the "COC Agreement"), and any and all other terms of employment that may exist between you and NEON.

1. If a Change of Control (as defined below) is effected with Sybase, Inc. on or before June 21,2001, you hereby release NEON (and its successors) from, and you hereby waive all terms, conditions and aspects of, the COC Agreement and any and all other employment arrangements that you have with NEON, "Change of Control" shall mean that Sybase, Inc. acquires a majority of the total voting power represented by NEON's then outstanding voting securities (i.e., Sybase, Inc. accepts under its tender offer at least a majority of the total voting power represented by NEON).

2. In consideration of your waiving the COC Agreement, you will receive a cash payment of $1,092,000 (the "COC Payment") provided that you are employed by Sybase, Inc. or one of its subsidiaries at the time of the payment. 5/13 on the 12th month anniversary, 3/13 on the 18th month anniversary and 5/13 on the 24th month anniversary of the date that the Change of Control occurs (the "COC Event"). Notwithstanding the foregoing, if you are terminated involuntarily by Sybase without Cause (as defined below) prior to the second year anniversary of the COC Event, then (a) the balance of the COC Payment which has not been paid will be payable to you at the time of such termination, and (b) you shall be entitled for a period equal to the earlier of 24 months from the date of your termination or the date upon which you and your covered dependents become covered under comparable group health plans of another employer, to payment of applicable premiums under COBRA for group health coverage in order to provide you and your covered dependents equivalent coverage to which they were entitled to while you were an employee of Sybase, Inc. or any of its subsidiaries (together "Sybase"). You will also receive a 6-week sabbatical to be taken in June and completed in July of 2001, thereafter the Sybase vacation policy will apply. You will not be forced to relocate outside of Denver.

          As used herein "Cause" shall mean:

          (i) the continuous failure by you to perform the material duties and responsibilities that are reasonably consistent with your position which remain uncured for a period of fifteen (15) days after receipt of notice thereof from Sybase;

          (ii) a conviction of, a plea of nolo contendere, a guilty plea or confession by you to a felony or the committing of an act of fraud or material dishonesty against, or the embezzlement, theft or misappropriation of property belonging to, Sybase;


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          (iii) you personally engaging in conduct that you reasonably should know or that you intend to be seriously injurious to the business of Sybase (it being understood that business decisions made by you in good faith are not to be considered grounds for termination for Cause); or

          (iv) the material breach by you of this Agreement or the Nondisclosure and Assignment of Inventions Agreement attached hereto which is not cured within fifteen (15) days after receipt of notice thereof from Sybase (except for a breach of the Nondisclosure and Assignment of Inventions Agreement for which no cure period is provided).

3. As further consideration for this release and waiver, all stock options granted to you prior to the date of this Agreement will fully vest upon the COC Event. All restrictions on restricted stock granted or purchased prior to the date of this Agreement will lapse upon the COC Event.

4. This Agreement will not be effective unless and until the COC Event occurs. If the COC Event does not occur prior to June 21, 2001, the COC Agreement shall remain in full force and effect.

5. You are solely responsible for all taxes in connection with any payments made to you under this Agreement. Employee place of employment for the term of this agreement shall be Denver, Colorado.

6. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supercedes the COC Agreement in its entirety, that certain memorandum agreement dated 2/12/2001 between NEON and you, and all other employment arrangements that you have with NEON.

By accepting this release and waiver to the COC Agreement, you have freely and voluntarily accepted its terms and conditions and have consulted with or had the opportunity to consult advisors of your choice.

                                             NEON
Accepted: /s/ FREDERICK T. HORN              By: /s/ LEONARD GOLDSTEIN
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                                                 Leonard Goldstein
                                                 Senior Counsel